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                                                                    EXHIBIT 23.1



PRICEWATERHOUSECOOPERS                              PricewaterhouseCoopers LLP
                                                    2020 Main Street
                                                    Suite 400
                                                    P.O. Box 19630
                                                    Irvine, CA 92623-9636
                                                    Telephone (949)437-5200
                                                    Facsimile (949)437-5300



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003, except Note 16 as to which the date is March 27, 2003, relating to the financial statements and financial statement schedule of CardioGenesis Corporation, which appears in CardioGenesis Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

June 12, 2003